As filed with the Securities and Exchange Commission on December 5, 2008.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	11-2534306 (I.R.S. Employer Identification Number)
400 Atlantic Street, Suite 1500
Stamford, CT 06901
(Address, including zip code,
of registrant’s principal executive offices)
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
AMENDED AND RESTATED
2002 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)
Todd A. Suko
Vice President, General Counsel and Secretary
Harman International Industries, Incorporated
400 Atlantic Street, Suite 1500
Stamford, CT 06901
(203) 328-3500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount of
Securities to	to be	Price per	Offering	Registration
be Registered	Registered (2) (3)	Share (4)	Price (4)	Fee (4)
Common Stock, par value $0.01 per share (1)	760,000 shares	$13.73	$10,434,800	$410

(1)	This Registration Statement also includes rights to purchase from Harman International Industries, Incorporated (the “Registrant”) one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Registrant (“Rights”) pursuant to the Rights Agreement, dated as of December 13, 1999, as amended on April 26, 2007, between the Registrant and BNY Mellon Shareowner Services (formerly known as ChaseMellon Shareholder Services, L.L.C.), as rights agent (the “Rights Agreement”). As set forth in the Rights Agreement, one Right will be issued together with and attached to each share of common stock, par value $0.01 per share (“Common Stock”) issued after December 27, 1999.

(2)	Represents additional shares of Common Stock issuable pursuant to the Harman International Industries, Incorporated Amended and Restated 2002 Stock Option and Incentive Plan (the “Plan”) being registered hereon.

(3)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(4)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on December 3, 2008, within five business days prior to filing.

PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.2
EX-99.1

EXPLANATORY NOTE
     This Registration Statement is being filed by the Registrant to register an additional 760,000 shares of common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Harman International Industries, Incorporated Amended and Restated 2002 Stock Option and Incentive Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 concerning the Plan filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2003 (Commission file No. 333-103487) are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case as of their respective dates:
     (i) the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, filed with the Commission on August 29, 2008;
     (ii) the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 10, 2008;
     (iii) the Registrant’s Current Reports on Form 8-K, filed with the Commission on each of July 31, 2008, August 21, 2008, September 23, 2008 and November 14, 2008;
     (iv) the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A (Commission File No. 001-09764), filed on February 27, 2003, including any amendments thereto; and
     (v) the description of the Rights to purchase Series A Junior Participating Preferred Stock contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 001-09764), filed on December 16, 1999, including any amendments thereto.
     In addition, all documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1
Restated Certificate of Incorporation of Harman International Industries, Incorporated, as amended (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, Commission File No. 001-09764, and hereby incorporated by reference).

Exhibit No.	Exhibit Description

4.2
By-Laws of Harman International Industries, Incorporated, as amended, dated February 6, 2008 (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, Commission File No. 001-09764, and hereby incorporated by reference).

4.3
Rights Agreement, dated as of December 13, 1999, by and between Harman International Industries, Incorporated and ChaseMellon Shareholder Services, L.L.C., as rights agent (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock, a Form of Right Certificate and a Summary of Rights to Purchase Preferred Stock) (filed as Exhibit 4.1 to the Form 8-A filed with the Commission on December 16, 1999, Commission File No. 001-09764, and hereby incorporated by reference).

4.4
Amendment No. 1, dated as of April 26, 2007, to the Rights Agreement, dated as of December 13, 1999, by and between Harman International Industries, Incorporated and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as rights agent (filed as Exhibit 4.1 to the Registration Statement on Form 8-A/A filed with the Commission on April 27, 2007, Commission File No. 001-09764, and hereby incorporated by reference).

4.5
Certificate of Designation of Series A Junior Participating Preferred Stock of Harman International Industries, Incorporated, dated January 11, 2000 (filed as Exhibit 4.3 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2000, Commission File No. 001-09764, and hereby incorporated by reference).

5.1*	Opinion of Jones Day.

23.1*	Consent of Jones Day (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1*	Harman International Industries, Incorporated Amended and Restated 2002 Stock Option and Incentive Plan.

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on this third day of December, 2008.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
By:	/s/ Todd A. Suko
Todd A. Suko
Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, on behalf of Harman International Industries, Incorporated, a Delaware corporation (the “Corporation”), hereby constitutes and appoints Todd A. Suko and Marisa Iasenza, and each of them, the true and lawful attorneys or attorneys-in-fact, with full power of substitution and resubstitution, for the Corporation, to sign on behalf of the Corporation and on behalf of the undersigned in his or her capacity as an officer and/or a director of the Corporation, any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement on Form S-8 for the registration of shares of the Corporation’s common stock issuable under the Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, to or with the Commission pursuant to the Securities Act of 1933, as amended, and the regulations promulgated thereunder, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Dinesh Paliwal Dinesh Paliwal	Chairman and Chief Executive Officer (Principal Executive Officer)	December 3, 2008
/s/ Herbert K. Parker Herbert K. Parker	Chief Financial Officer (Principal Financial Officer)	December 3, 2008
/s/ Jennifer Peter Jennifer Peter	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 3, 2008
/s/ Ann McLaughlin Korologos Ann McLaughlin Korologos	Director	December 3, 2008
/s/ Edward H. Meyer Edward H. Meyer	Director	December 3, 2008
/s/ Brian F. Carroll Brian F. Carroll	Director	December 3, 2008
Hellene S. Runtagh	Director	December 3, 2008
/s/ Harald Einsmann Harald Einsmann	Director	December 3, 2008
/s/ Kenneth Reiss Kenneth Reiss	Director	December 3, 2008
/s/ Gary G. Steel Gary G. Steel	Director	December 3, 2008

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

4.1
Restated Certificate of Incorporation of Harman International Industries, Incorporated, as amended (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, Commission File No. 001-09764, and hereby incorporated by reference).

4.2
By-Laws of Harman International Industries, Incorporated, as amended, dated February 6, 2008 (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, Commission File No. 001-09764, and hereby incorporated by reference).

4.3
Rights Agreement, dated as of December 13, 1999, by and between Harman International Industries, Incorporated and ChaseMellon Shareholder Services, L.L.C., as rights agent (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock, a Form of Right Certificate and a Summary of Rights to Purchase Preferred Stock) (filed as Exhibit 4.1 to the Form 8-A filed with the Commission on December 16, 1999, Commission File No. 001-09764, and hereby incorporated by reference).

4.4
Amendment No. 1, dated as of April 26, 2007, to the Rights Agreement, dated as of December 13, 1999, by and between Harman International Industries, Incorporated and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as rights agent (filed as Exhibit 4.1 to the Registration Statement on Form 8-A/A filed with the Commission on April 27, 2007, Commission File No. 001-09764, and hereby incorporated by reference).

4.5
Certificate of Designation of Series A Junior Participating Preferred Stock of Harman International Industries, Incorporated, dated January 11, 2000 (filed as Exhibit 4.3 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2000, Commission File No. 001-09764, and hereby incorporated by reference).

5.1*	Opinion of Jones Day.

23.1*	Consent of Jones Day (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1*	Harman International Industries, Incorporated Amended and Restated 2002 Stock Option and Incentive Plan.

*	Filed herewith